EXHIBIT 10.9

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of May 10, 2010, is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations.

W I T N E S S E T H

     WHEREAS, a senior secured credit facility has been established pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”) among American Teleconferencing Services, Ltd., a Missouri corporation, as borrower, Premiere Global Services, Inc., a Georgia corporation (the “Parent”), and certain subsidiaries and affiliates identified therein, as guarantors, the lenders identified therein and Bank of America, N.A., as Administrative Agent; and

     WHEREAS, this Security Agreement is required under the terms of the Credit Agreement;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions and Interpretive Provisions.

     (a) Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect in the State of New York on the date hereof, are used as defined therein: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Software, Supporting Obligation, Tangible Chattel Paper and Timber To Be Cut. As used herein:

     “Collateral” has the meaning provided in Section 2.

     “Collateral Agent” has the meaning provided in the introductory paragraph hereto, together with its successors or permitted assigns in such capacity.

     “Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright including any thereof referred to in Schedule 1 attached hereto.

     “Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office including any thereof referred to in Schedule 1 attached hereto, and (b) all renewals thereof including any thereof referred to in Schedule 1 attached hereto.

     “Credit Agreement” has the meaning provided in the recitals hereto.

          “Grantor” and “Grantors” have the meaning provided in the recitals hereto, together with their respective successors and assigns.

     “Indemnified Party” has the meaning provided in Section 7(b).

     “Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent, including any thereof referred to in Schedule 1 attached hereto.

     “Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including any letters patent referred to in Schedule 1 attached hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any thereof referred to in Schedule 1 attached hereto.

     “Secured Obligations” means the Obligations and, without duplication, all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorneys’ fees and expenses.

     “Security Agreement” has the meaning provided in the introductory paragraph hereto.

     “Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark, including any thereof referred to in Schedule 1 attached hereto.

     “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including any thereof referred to in Schedule 1 attached hereto, and (b) all renewals thereof.

     “UCC” means the Uniform Commercial Code.

     “Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

     (b) Interpretive Provisions, etc. The terms and provisions of Section 1.02 of the Credit Agreement (as the same may be amended or modified as provided therein) are incorporated herein by reference to the same extent and with the same effect as if fully set forth herein.

     2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following personal property of the Grantors, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

      (a) all Accounts;

      (b) all cash and currency;

      (c) all Chattel Paper;

      (d) those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

      (e) all Copyrights;

      (f) all Copyright Licenses;

      (g) all Deposit Accounts;

      (h) all Documents;

      (i) all Equipment;

      (j) all Fixtures;

      (k) all General Intangibles;

      (l) all Instruments;

      (m) all Inventory;

      (n) all Investment Property;

      (o) all Letter-of-Credit Rights;

      (p) all Patents;

      (q) all Patent Licenses;

      (r) all Software;

      (s) all Supporting Obligations;

      (t) all Trademarks;

      (u) all Trademark Licenses;

      (v) all other personal property of whatever type or description; and

      (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to:

(i)

any Pledged Collateral (as such term is defined in the Pledge Agreement) that is expressly included in the grant of security interests to the Collateral Agent pursuant to the Pledge Agreement, to the extent the Collateral Agent holds a valid first-priority perfected security interest in such Pledged Collateral thereunder,

(ii)	any Capital Stock of a Foreign Subsidiary that is expressly excluded from the grant of security interests in Pledged Collateral under the Pledge Agreement, and

(iii)	any Excluded Property.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (A) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (B) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

      3. Provisions Relating to Accounts.

      (a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

      (b) Consistent with the provisions of Section 7.10 of the Credit Agreement, the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications and upon the Collateral Agent’s request, the Grantors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Without the consent of the Borrower the Collateral Agent may not communicate with account debtors on the Accounts in connection with such test verifications; provided that, following the occurrence and during the continuation of an Event of Default, the Collateral Agent, in its name or in the name of others, may communicate with account debtors on the Accounts to verify with them, the existence, amount and terms of any Accounts; provided further that, so long as no Event of Default is then existing, the Collateral Agent shall not make such test verifications more frequently than twice per calendar year.

      4. Representations and Warranties. Each Grantor hereby represents and warrants:

      (a) Legal Name; Chief Executive Office. As of the date hereof:

      (i) Each Grantor’s exact legal name is (and for the prior five years has been) and state of incorporation or formation, principal place of business and chief executive office are (and for the prior five months have been) as set forth on Schedule 4(a)(i) attached hereto.

      (ii) Other than as set forth on Schedule 4(a)(ii) attached hereto, no Grantor has been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

      (b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

      (c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

      (d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber To Be Cut.

      (e) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Collateral Agent and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.

      (f) Inventory. No Inventory of a Grantor is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

      (g) Copyrights, Patents and Trademarks.

      (i) Schedule 1 attached hereto includes all registered Copyrights, Copyright Licenses, registered Patents, Patent Licenses, registered Trademarks and Trademark Licenses owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof.

      (ii) To the best of each Grantor’s knowledge, each registered Copyright, registered Patent and registered Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned unless Grantor has determined that such Copyright, Patent or Trademark is no longer necessary for the conduct of its business.

      (iii) Except as set forth in Schedule 1 attached hereto, none of such registered Copyrights, registered Patents and registered Trademarks is the subject of any licensing or franchise agreement.

      (iv) To the best of each Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any such registered Copyright, registered Patent or registered Trademark.

      (v) Except at set forth on Schedule 1 attached hereto, no action or proceeding is pending seeking to limit, cancel or question the validity of any registered Copyright, registered Patent or registered Trademark, or that, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any registered Copyright, registered Patent or registered Trademark.

      (vi) All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such registered Copyrights, registered Patents and registered Trademarks are valid and enforceable.

      (vii) Except as permitted under the Credit Agreement or this Agreement, no Grantor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of each Grantor hereunder.

      (h) Commercial Tort Claims. As of the Closing Date, no Grantor has any Commercial Tort Claims other than as set forth on Schedule 2(d) hereto.

     5. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

      (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

      (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable bylaw or Laws.

      (c) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, such Grantor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Collateral Agent, is immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Collateral Agent indicating the Collateral Agent’s security interest in such Tangible Chattel Paper.

      (d) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Collateral Agent and without filing such financing statements and amendments to any previously filed financing statements as the Collateral Agent may require, change its name or state of formation or be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(a)(ii) attached hereto.

      (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Collateral Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.10 of the Credit Agreement.

      (f) Authorization. Authorize the Collateral Agent to prepare and file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Collateral Agent may from time to time reasonably deem necessary, appropriate or convenient in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

      (g) Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Collateral Agent the effectiveness and priority of its security interests hereunder, including (A) filing or authorizing the Collateral Agent to file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to registered Copyrights, executing and delivering a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(g)(i) attached hereto, (C) with regard to registered Patents, executing and delivering a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(g)(ii) attached hereto and (D) with regard to registered Trademarks, executing and delivering a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(g)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, each Grantor hereby authorizes the Collateral Agent to file one or more financing statements (with collateral descriptions that may be broader and/or less specific than the description of the Collateral contained herein and which may describe the Collateral as “all personal property” or “all assets”) disclosing the Collateral Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remains unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Grantor wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than the applicable jurisdiction as of the Closing Date becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to authorize or to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may authorize or execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted herein). If any Collateral is in the possession or control of a Grantor’s agents and the Collateral Agent so requests, such Grantor agrees to notify such agents in writing of the Collateral Agent’s security interest therein and, upon the Collateral Agent’s request, instruct them to hold all such Collateral for the account of the Collateral Agent for the benefit of the holders of the Secured Obligations and subject to the Collateral Agent’s instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

      (h) Control. Execute and deliver all agreements, assignments, instruments or other documents as the Collateral Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

      (i) Collateral held by Warehouseman, Bailee, etc. If any material Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor, (i) notify the Collateral Agent of such possession or control, (ii) notify such Person of the Collateral Agent’s security interest in such Collateral, (iii) instruct such Person to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions and (iv) use its best efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Collateral Agent.

      (j) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business or as required by applicable law.

      (k) Covenants Relating to Copyrights.

      (i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Collateral Agent immediately if it knows that any material Copyright may become injected into the public domain or of any adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Grantor including filing of applications for renewal where necessary; and (D) promptly notify the Collateral Agent of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement other than as permitted by the Credit Agreement.

      (ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder.

      (l) Covenants Relating to Patents and Trademarks.

      (i) (A) Continue to use each registered Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such registered Trademark in full force free from any claim of abandonment for non-use unless Grantor determines that such registered Trademark is no longer necessary for the conduct of its business, (B) maintain as in the past the quality of products and services offered under such registered Trademark unless the Grantor ceases to use such registered Trademark, (C) employ such registered Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such registered Trademark unless the Collateral Agent, for the benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Trademark may become invalidated unless Grantor determines that such registered Trademark is no longer necessary for the conduct of its business.

      (ii) Not do any act, or knowingly omit to do any act, whereby any registered Patent material to its business may become abandoned or dedicated.

      (iii) Notify the Collateral Agent immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding a Grantor’s ownership of any material registered Patent or material registered Trademark or its right to register the same or to keep and maintain the same.

      (iv) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, a Grantor shall report such filing to the Collateral Agent concurrently with the next delivery of financial statements of the Credit Parties pursuant to Section 7.01 of the Credit Agreement. Upon request of the Collateral Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the security interest of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in any registered Patent or registered Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

      (v) Take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and material Trademarks, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

      (vi) Promptly notify the Collateral Agent after it learns that any registered Patent or registered Trademark included in the Collateral which is of material economic value is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

      (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder other than as permitted by the Credit Agreement.

      (m) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Collateral Agent hereunder.

      (n) Commercial Tort Claims.

      (i) Promptly notify the Collateral Agent in writing of the initiation of any material Commercial Tort Claim before any Governmental Authority by or in favor of such Grantor or any of its Subsidiaries.

      (ii) Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Collateral Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Collateral Agent’s security interest in any material Commercial Tort Claim.

     6. Advances by Holders of the Secured Obligations. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its reasonable discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 26) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Credit Documents or any other documents relating to the Secured Obligations. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      7. Remedies.

      (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent, for the benefit of the holders of the Secured Obligations, shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any other documents relating to the Secured Obligations, or by applicable law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the Grantors any Collateral at any place and time designated by the Collateral Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Collateral Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Collateral Agent and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Collateral Agent and each of the holders of the Secured Obligations all reasonable documented costs and expenses incurred by the Collateral Agent or any such holder of the Secured Obligations (including reasonable attorneys’ fees and court costs) in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.

      (b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent. In addition, upon the occurrence of an Event of Default and during the continuation hereof the Collateral Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Collateral Agent and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Collateral Agent and the holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Collateral Agent or the holders of the Secured Obligations (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

      (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

      (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Collateral Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Collateral Agent or the holders of the Secured Obligations may have.

      (e) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

      (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to clause (e) immediately above and Section 26), together with interest thereon at the Default Rate for Revolving Loans that are Base Rate Loans, together with the reasonable costs of collection and reasonable attorneys’ fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      8. Rights of the Collateral Agent.

      (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

      (i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Collateral Agent may reasonably deem appropriate;

      (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

      (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

      (iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

      (v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

      (vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

      (vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

      (viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

      (ix) to adjust and settle claims under any insurance policy relating thereto;

      (x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

      (xi) to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate; and

      (xii) to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate or convenient in connection with the Collateral.

     This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

      (b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign its security interest in the Collateral in connection with its resignation as Collateral Agent pursuant to Section 10.06 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

      (c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7, the Collateral Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

     9. Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the holders of the Secured Obligations with the consent of the Required Lenders.

     10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

     11. Release of Collateral. Upon request, the Collateral Agent shall promptly deliver to the Borrower (at the Borrower’s expense) appropriate release documentation to the extent the release of Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any and all Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Collateral not expressly released or substituted.

     12. Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees) of the Collateral Agent and the holders of the Secured Obligations (a) as required under Section 11.04 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

      13. Continuing Agreement.

      (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents), or the Collateral Agent may release or terminate the security interests hereunder with the consent or at the direction of the Required Lenders or as may be otherwise provided under the Credit Agreement. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

      (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Laws, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

     14. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement of (a) the Grantors and (b) the Collateral Agent (with the consent or at the direction of the requisite Lenders under the Credit Agreement).

     15. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

     16. Release. To the fullest extent permitted by applicable law, each Grantor hereby releases the Collateral Agent and each holder of the Secured Obligations, and their respective successors, assigns, officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such holder of the Secured Obligations.

     17. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

     18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

     19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

      20. Governing Law; Submission to Jurisdiction; Etc.

      (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE GRANTORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY HOLDER OF THE SECURED OBLIGATIONS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      21. Waiver of Jury Trial.

     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     22. Severability. If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     23. Entirety. This Security Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     24. Survival. All representations and warranties made hereunder and in any other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Collateral Agent and each of the holders of the Secured Obligations, regardless of any investigation made by the Collateral Agent or any holder of the Secured Obligations or on their behalf and notwithstanding that the Collateral Agent or any holder of the Secured Obligations may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Credit Documents or under any other document relating to the Secured Obligations.

      26. Joint and Several Obligations of Grantors.

      (a) Subject to subsection (c) of this Section 26, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

      (b) Subject to subsection (c) of this Section 26, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

      (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Grantor that is a Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Laws (including any comparable provisions of any applicable state law).

     27. Joinder. At any time after the date of this Security Agreement, one or more additional Persons may become party hereto by executing and delivering to the Collateral Agent a Guarantor Joinder Agreement. Immediately upon such execution and delivery of such Guarantor Joinder Agreement (and without any further action), each such additional Person will become a party to this Security Agreement as an “Grantor” and have all of the rights and obligations of an Grantor hereunder and this Security Agreement and the schedules hereto shall be deemed amended by such Guarantor Joinder Agreement.

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     Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation
PREMIERE GLOBAL SERVICES, INC. a Georgia corporation
PTEK SERVICES, INC., a Delaware corporation
XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation
NETSPOKE, INC., a Delaware corporation IMEET, INC., a Delaware corporation

	By:	/s/ Michael E. Havener
	Name:	Michael E. Havener
	Title:	Senior Vice President, Finance, and Treasurer

XPEDITE SYSTEMS, LLC, a Delaware limited liability company

	By:	PREMIERE GLOBAL SERVICES,
INC., its sole Member

	By:	/s/ Michael E. Havener
	Name:	Michael E. Havener
	Title:	Senior Vice President, Finance, and Treasurer

AMERICAN TELECONFERENCING SERVICES, LTD.
SECURITY AGREEMENT

EXHIBIT 10.9

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,
as Collateral Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Vice President